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                                                                     EXHIBIT 4.1



                      PREFERRED STOCK INVESTMENT AGREEMENT


         PREFERRED STOCK INVESTMENT AGREEMENT ("AGREEMENT") dated as of November 12, 1997 between Access Beyond, Inc., a Delaware corporation (the "COMPANY"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "INVESTOR" and collectively the "INVESTORS").

                                   WITNESSETH:

         WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, at two separate closings, an aggregate of up to 45,000 shares of the Company's 6% Cumulative Convertible Preferred Stock, liquidation preference $1,000 per share (the "PREFERRED SHARES"), having the rights, designations and preferences set forth in the Certificate of Designations (the "Certificate") in the form of Exhibit 1.1A attached hereto, on the terms and conditions set forth herein; and

         WHEREAS, the Preferred Shares will be convertible into shares ("COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), pursuant to the terms of the Certificate, and the Investors will have registration rights with respect to such Common Shares issuable upon conversion, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of
Exhibit 4.2(f) hereto ("REGISTRATION RIGHTS AGREEMENT"); and

         WHEREAS, to induce the Investors to purchase the Preferred Shares, the Company has agreed to issue to the Investors warrants in the form attached as
Exhibit 1.1B (the "WARRANTS") in the event the Company exercises its option to redeem the Preferred Shares pursuant to the Certificate;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED SHARES


         Section 1.1 Issuance of Preferred Shares. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the Company, the number of Preferred Shares indicated next to such Investor's name on Schedule I attached hereto.

              (a)Purchase Price. The purchase price for the Preferred Shares to be acquired by each Investor (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Investor's name on Schedule I.

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              (b)  The Closings.

                   (i) The closing of the purchase and sale of 10,000 Preferred Shares (the "Initial Closing"), shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), at 10:00 am., local time on the later of the following: (x) the trading day following the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Initial Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Investors and the Company may agree. The date on which the Initial Closing occurs is referred to herein as the "Initial Closing Date".

                   (ii) The closing of the purchase and sale of 35,000 Preferred
              Shares , or such lesser number of Preferred Shares as provided in
              Section 1(c) hereof (the "Subsequent Closing"), shall take place at the offices of KKWC at 10:00 am. local time on the later of the following: (x) first trading day following the date on which the last to be fulfilled or waived of the conditions set forth in
              Article IV hereof and applicable to the Subsequent Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Investors and the Company may agree. The date on which the Subsequent Closing occurs is referred to herein as the "Subsequent Closing Date". The term "Closing" shall refer to the Initial Closing or the Subsequent Closing and the term "Closing Date" shall refer to the Initial Closing Date or the Subsequent Closing Date, each as the context requires.

                   (iii) On the applicable Closing Date, the Company shall
              deliver to each Investor certificates (with the number of and denomination of such certificates reasonably requested by such Investor) representing the Preferred Shares purchased hereunder by such Investor at the applicable Closing registered in the name of such Investor or its nominee, each such certificate also representing the automatic right to receive, if the Company redeems Preferred Shares as provided in Section 4(e) of the Certificate, a number of Warrants (determined in accordance with the formula specified in the Certificate), registered in the name of Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the Preferred Shares purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the applicable Closing.


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              (c)  Investment Limitation at Subsequent Closing. Notwithstanding
any other provision of this Agreement, the Investors will not be obligated to purchase, and the Company will not be obligated to sell, Preferred Shares at the Subsequent Closing to the extent that the aggregate dollar amount of such purchase, when combined with the aggregate dollar amount of the Preferred Shares purchased at the Initial Closing would result in an aggregate dollar amount exceeding (based on the end of day market capitalization of the Company (after taking into effect the shares of capital stock of the Company to be issued in the Merger, as defined below) on the consummation date of the Merger and after also giving effect to the number of Common Shares that would be issuable if all Preferred Shares were converted (taking into effect the applicable conversion discount) on the consummation date of the Merger) more than 19.99% of aggregate market capitalization (exclusive of warrants and options) of the Company. By way of example only, if the aggregate market capitalization of the Company on such trading day is $250,000,000, then the Investors will purchase the full $35,000,000 worth of Preferred Shares at the Subsequent Closing; but if the average market capitalization of the Company on such trading day is $150,000,000, then the Investors shall not be required to purchase at the Subsequent Closing more than an aggregate of $19,985,000 worth of Preferred Shares, to be allocated pro rata among the Investors in accordance with their investment percentages at the Initial Closing. The Company will not be obligated to sell and the Investors will not be obligated to purchase, at the Initial Closing or the Subsequent Closing, Preferred Shares (including, in the case of the Subsequent Closing, the Preferred Shares purchased at the Initial Closing) which represent the right to convert into (taking into effect the applicable conversion discount), as of the Trading Day immediately preceding such dates, 20% or more of the number of outstanding shares of Common Stock outstanding on the Trading Day immediately preceding the applicable Closing Date, unless stockholder approval (excluding the votes of the holders of the Common Shares) has been obtained.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on each Closing Date:

              (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.


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              (b)  Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Preferred Shares, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and the resolutions contained in the Certificate, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been, and the Warrants if and when issued will be, duly executed and delivered by the Company, and (iv) this Agreement and the Registration
Rights Agreement constitute, and the Warrants if and when issued will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

              (c) Capitalization. As of the date hereof and the Initial Closing Date, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 3,000,000 shares of preferred stock; there are 12,495,291 shares of Common Stock and no shares of preferred stock issued and outstanding; and 2,250,000 shares of Common Stock and no shares of preferred stock are reserved for issuance to persons other than the Investors. As of the Subsequent Closing, the authorized capital stock of the Company will consist of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock; assuming no exercise of outstanding options and warrants, there will be 58,283,453 shares of Common Stock and 1,217,930 shares of preferred stock issued and outstanding, exclusive of the securities purchased by the Investors; and 13,651,510 shares of Common Stock and no shares of preferred stock will be reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.1(c), no shares of capital stock are entitled to preemptive rights; and there are as of the date hereof and as of the Initial Closing Date, outstanding options for 1,085,900 shares of Common Stock and no outstanding warrants for shares of Common Stock (excluding the Warrants). Assuming no exercise of outstanding options and warrants, there will be as of the Subsequent Closing Date, options for 9,417,920 shares of Common Stock and outstanding warrants for 1,851,560 shares of Common Stock (excluding the Warrants). The Company's issued and outstanding preferred stock is, and the Company's preferred stock anticipated to be issued in the Merger (other than the Series A Preferred Stock, the rights, privileges and number of which are identified in the S-4, as hereinafter defined and as filed prior to the date of this Agreement) will be, in all respects junior to the Preferred Shares. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company (except as contemplated by or as described in this Agreement or disclosed in the Pre-Agreement SEC Documents (as defined below)). Attached hereto as Exhibit 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as Exhibit 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").


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              (d)  Issuance of Common Shares and Preferred Shares. The Common
Shares issuable upon conversion of the Preferred Shares pursuant to the Certificate (the "UNDERLYING SHARES") are and (if the Warrants are issued) the Common Shares issuable upon the exercise of the Warrants (the "WARRANT SHARES") will be duly authorized and reserved for issuance and, upon such conversion in accordance with the Certificate and/or exercise in accordance with the Warrants (if the Warrants are issued) such Underlying Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and listed for trading (when required to be listed in accordance with the Registration Rights Agreement) on the Nasdaq National Market ("Nasdaq NMS") (or the American Stock Exchange or the New York Stock Exchange, collectively with the Nasdaq NMS, the "Approved Markets"), and the holders of such Underlying Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq NMS. When issued in accordance with this Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

              (e) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and (upon their issuance) the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the filing of the Certificate do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement (including without limitation the Agreement and Plan of Reorganization between the Company and Hayes Microcomputer Products, Inc. ("Hayes") dated as of July 29, 1997 ("Merger Agreement") providing for the merger of a subsidiary of the Company with and into Hayes (the "Merger")), indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) conflict with the terms of the Series A Preferred Stock. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with all applicable laws, ordinances or regulations of any governmental entity. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement and the Certificate and the Warrants or issue and sell the Preferred Stock in accordance with the terms hereof and issue the Underlying Shares upon conversion thereof and issue the Warrant Shares on exercise of the Warrants, except for the registration provisions provided in the Registration Rights Agreement, provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

              (f) SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein and including without limitation the Company's


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
Registration Statement on Form S-4, as filed with the SEC on October 16, 1997, registering shares of Common Stock and the Series A Preferred Stock to be issued pursuant to the Merger Agreement (the "S-4") as (for purposes of the Subsequent Closing only) the same may be amended as required by the rules and regulations promulgated under the Exchange Act, being referred to herein as the "SEC DOCUMENTS"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since its organization and all annual SEC Documents filed with the SEC since its organization. None of the Company or Hayes or their representatives or agents has provided to any Investor or its representatives or agents any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company or Hayes but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 2.1(f), the SEC Documents contain all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the applicable Closing Date but which has not been so disclosed, except (for purposes of the Subsequent Closing only) for completion and amendment of the S-4 and updating for events or circumstances subsequent to the date of the financial statements included in the S-4, all of which will be completed prior to the effective date of the S-4. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (g) Principal Exchange/Market. The principal market on which the Common Shares are currently traded is the Nasdaq NMS.

              (h) No Material Adverse Change. Since July 31, 1997, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries. For purposes of this Section 2.1(h), a Material Adverse Effect will not be deemed to have occurred if (i) Hayes experiences, for the quarter ended September 30, 1997, revenues of $50,000,000 and losses of $6,700,000 or (ii) the Company or Hayes experiences losses (exclusive of extraordinary losses and one-time charges) at a rate substantially similar to those experienced during the period from January 1, 1997 to June 30, 1997. Except as disclosed on
Schedule 2.1(h), since July 31, 1997, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent), except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or


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
paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses (except for losses not constituting a Material Adverse Effect) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, severance or change in control arrangements, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems, or received any threat of any material problems, with labor or management in connection with the terms and conditions of their employment.

              (i) No Undisclosed Liabilities. The Company and its direct and indirect subsidiaries have no liabilities or obligations not disclosed in the SEC Documents that, individually or in the aggregate, are required to be disclosed therein, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since July 31, 1997, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

              (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries, taken as a whole, or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

              (k) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Preferred Shares, Underlying Shares, Warrant Shares or the Warrants.

              (l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares, the Warrants or the Underlying Shares or Warrant Shares, or of the issuance of such securities, under the Act. The issuance of the Preferred Shares, Warrants, Underlying Shares or Warrant Shares to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq NMS.

              (m) Intellectual Property. The Company (and/or its direct or indirect subsidiaries) owns or has or will obtain without delay in the normal course of business (as identified on Schedule 2.1(m)) valid and continuing licenses to use all patents, copyrights and trademarks ("intellectual property") used in its business. Except as disclosed on Schedule 2.1(m), the Company and its subsidiaries (i) have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted and (ii) have or will obtain without delay all intellectual property rights which will be needed to conduct the business of the Company and its subsidiaries as proposed to be conducted as disclosed in the Pre-Agreement SEC Documents. The Company and its subsidiaries have no reason to believe that


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
the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, except for (as to the Subsequent Closing only) such of the foregoing as is set forth in Schedule 2.1(m) and other similar matters, all of which the Company reasonably believes are without merit or are immaterial. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party, except for such infringement that the Company intends to pursue actively or which the Company (in the exercise of its reasonable commercial judgment) determines not to pursue. To the knowledge of the Company, Hayes owns or has valid and continuing licenses to use all intellectual property necessary to the conduct of the Hayes business as it is now being conducted or proposed to be conducted as disclosed in the Pre-Agreement SEC Documents. The Company knows of no actual or alleged infringement relating to the intellectual property used by suppliers to the Company or Hayes, except as described in detail on Schedule 2.1(m) or except as is not reasonably likely to have a Material Adverse Effect.

              (n) Shareholder Rights Plan. Neither the acquisition of Preferred Shares or, if issued, Warrants nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Preferred Shares or the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

              (o) No Litigation. Except as set forth in the SEC Documents delivered or made available to the Investors prior to the date of this Agreement ("PRE-AGREEMENT SEC DOCUMENTS"), no litigation, investigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely effect the transactions contemplated hereby. The legal proceedings described in the Pre-Agreement SEC Documents will not have an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect on the Company.

              (p) Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Palisades Capital, Inc., which amounts shall be paid exclusively by the Company, pursuant to a separate agreement.

              (q) Acknowledgement of Dilution. The number of Common Shares constituting Underlying Shares or Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Shares declines. The Company acknowledges that its obligation to issue Underlying Shares upon conversion of Preferred Shares and Warrant Shares upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

              (r) Other Investors. Except as set forth on Schedule 2.1(r), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in Schedule 2.1(r), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, that have anti-dilution or similar rights that would be affected by the issuance of the Preferred Shares or the Warrants.


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
              (s) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents and except for arm's length transactions pursuant to which the Company or any of its direct or indirect subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its direct or indirect subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its direct or indirect subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (t) Permits; Compliance. The Company and each of its direct and indirect subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of it direct or indirect subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since July 31, 1997, neither the Company nor any of its direct or indirect Subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

              (u) Insurance. The Company and each of its direct and indirect subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such direct or indirect subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

              (v) Internal Accounting Controls. The Company and each of its direct and indirect subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (w) Merger Agreement. The Merger Agreement is in full force and effect and no amendments or modifications have been made to it, except for such changes as shall be acceptable to each Investor in its reasonable discretion. Neither the Company nor to the Company's best knowledge Hayes is in default under the Merger Agreement, nor has either such party waived any performance obligations of the other party under the Merger Agreement.

              (x) Merger Effect. Consummation of the Merger will not by itself have adverse consequences for (i) the Company or its business or prospects, (ii) the transactions contemplated by this Agreement, or (iii) the accuracy and performance of the Company's representations, warranties, covenants or agreements contained in this Agreement, the Registration Rights Agreement, the Certificate or, if issued, the Warrants. Neither the Company nor Hayes has taken any action that would give the other party a right to terminate the Merger Agreement.

              (y) Merger Diligence; Closing. Both the Company and Hayes have completed their due diligence under the Merger Agreement and neither the Company, nor to the Company's knowledge Hayes, has a current right or intention to terminate or refuse to close under the Merger Agreement and consummate the Merger. No conditions exist that will give either party a right to decline to close the Merger Agreement, except as set forth on Schedule 2.1(y) hereto.

              (z) Employment Agreements. All employment agreements constituting a condition to the consummation of the Merger have been executed by all parties thereto (and will be amended to eliminate certain discounted management options) and will become effective immediately upon such consummation.

              (aa) Form S-3. As of December 1, 1997, the Company will be eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

              (bb) Hayes Merger Vote. The Company has no reason to believe that the shareholders of Hayes will not approve the Merger at the shareholders meeting scheduled for such purpose. The Voting Agreements dated as of July 29, 1997 (the "Voting Agreements") by and between the Company and, respectively, Rinzai Limited, Vulcan Ventures Incorporated and Chestnut Capital Limited Partnership, true and correct copies of which have been delivered to the Investors, is in each case a valid and enforceable obligation of the parties thereto, and no signatory can refuse to vote its Hayes shares in favor of the Merger without breaching the terms of and becoming liable for the breach of such Voting Agreements. The Company agrees not to amend, modify or terminate the Voting Agreements, or to cause the other parties thereto to vote differently from the manner required by the provisions of Section 2.1 of the Voting Agreements.

              (cc) Margin Accounts. At no time since July 31, 1997 has Ronald Howard or Dennis Hayes maintained more than 15% of his Common Stock in a margin account or placed more than 15% of his Common Stock in a situation which could have resulted in an involuntary sale thereof.


         Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

               (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Preferred Shares being sold hereunder and, if issued, to acquire the Warrant Shares, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

              (b) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and, if issued, the performance under the Warrants and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement or the Registration Rights Agreement or, if issued, the Warrants.

              (c) Investment Representation. Such Investor is purchasing the Preferred Shares and, if issued will be acquiring the Warrants, for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Preferred Shares, Warrants, Underlying Shares or Warrant Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Preferred Shares, Warrants, Underlying Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Preferred Shares, Warrants, Underlying Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares, Warrants, Underlying Shares or Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

              (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Preferred Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Preferred Shares pursuant hereto.

              (e) Rule 144. Such Investor understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares must be held indefinitely unless such Preferred Shares are converted or Underlying Shares are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

              (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Palisade Capital, Inc., which amounts shall be paid by Company pursuant to a separate agreement.

              (g) Reliance by the Company. Such Investor understands that the Preferred Shares are being offered and sold and the Underlying Shares, Warrants (if issued) and Warrant Shares will be issued in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Shares and Warrants and Warrant Shares.


                                   ARTICLE III

                                    COVENANTS


         Section 3.1 Registration and Listing; Effective Registration. Until the earlier of such time as no Preferred Shares or Warrants are outstanding and the Investors cease to own any Underlying Shares or Warrant Shares or the Mandatory Conversion Date (as defined in the Certificate (as extended) has occurred), the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares or Warrants are outstanding and the Investors cease to own any Underlying Shares or Warrant Shares, the Company shall continue the listing and trading of the Common Stock on the Nasdaq NMS or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Underlying Shares and the Warrant Shares to be listed on the Nasdaq NMS no later than the registration of the Underlying Shares or the Warrant Shares, respectively, under the Act, and shall continue such listing(s) on one of the Approved Markets in accordance with the Company's obligations under the Registration Rights Agreement. As used herein and in the Registration Rights Agreement, the Certificate, and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean that all obligations under this Section 3.1 have been satisfied, all registration obligations of the Company pursuant to the Registration Rights Agreement and this Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Underlying Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants is current and such Common Shares are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason (other than a general suspension of trading on the applicable Approved Market for a period of not more than two Trading Days), and none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

         Section 3.2 Certificates, on Conversion and Warrants on Exercise.


              (a) Upon any conversion by an Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Certificate, the Company shall issue and deliver to such Investor (or holder) within three (3) business days of the Conversion Date (as defined in the Certificate) a new certificate or certificates for the number of Preferred Shares which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

              (b) Upon any partial or full optional redemption by the Company of the Preferred Shares pursuant to Section 4(e) of the Certificate, the Company shall issue and deliver to such Investor (or the holder of Preferred Shares) the number of Warrants for each Preferred Share so redeemed as is specified in the Certificate.

              (c) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) business days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

              (d) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Preferred Shares or exercise of Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor (or then holder), the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or exercise to the Investor (or then holder), by crediting the account of Investor's (or then holder's) prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraphs shall apply to the electronic transmittals described herein.

         Section 3.3 Replacement Certificates and Warrants.

              (a) The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

              (b) The Warrants, if issued, will be exchangeable at the option of the Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 Expenses. The Company shall pay, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of KKWC, up to a maximum amount (inclusive of the Subsequent Closing) of $30,000 (which shall be reduced to $10,000 in the event the Initial Closing fails to occur solely as a result of Investor dissatisfaction with due diligence or the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on the Company or its subsidiaries), incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Certificate, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder. At Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction, including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency (up to the aggregate maximum of $30,000) upon receipt of an invoice regarding same.

         Section 3.5 Securities Compliance. The Company shall notify the SEC and the Nasdaq NMS, in accordance with their requirements, of the transactions contemplated by this Agreement, the Certificate, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder, the Common Shares issuable upon conversion thereof, the Warrants upon the optional redemption of Preferred Shares by the Company, and the Warrant Shares issuable upon exercise of the Warrants.

         Section 3.6 Dividends or Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock or other equity security junior to the Preferred Shares ("Junior Security"), or (b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other Junior Security of the Company or other equity security on parity with the Preferred Shares.

         Section 3.7 Notices. The Company agrees to provide all holders of Preferred Shares and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Preferred Shares hereunder shall be used for reduction of indebtedness (but not indebtedness owed, directly or indirectly, to any director, officer or employee (or any family member thereof), or to any affiliate) and working capital purposes, as well as, in respect of the proceeds of the Subsequent Closing only, the purchase of Hayes Convertible Notes.

         Section 3.9 Right of First Offer. Until the expiration of twelve (12) months from the Initial Closing Date, the Company shall not offer, sell, contract to sell or otherwise issue or deliver or dispose of any Common Stock or other equity securities or any securities which are convertible into or exchangeable for its Common Stock or other equity securities or any convertible security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of Common Stock or other equity securities (other than (i) in a bona-fide public offering conducted on the basis of a firm underwriting
(ii) shares or options issued or which may be issued pursuant to the Company's or Hayes' employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Initial Closing Date listed in the Pre-Agreement SEC Documents (iii) securities issued to Hayes shareholders pursuant to Merger Agreement (iv) in connection with a merger or other business combination, (v) in a transaction in which principal consideration other than cash is delivered, (vi) as part of a joint venture, or (vii) as part of an arm's length financing arrangement with a commercial lender in which such commercial lender receives, as additional but not primary consideration, warrants with a fixed strike price that is subject only to customary and bona fide anti-dilution provisions), unless such offer, sale, issuance or financing ("FINANCING TRANSACTION") is first offered pro-rata to the Investors on the same terms to be offered to non-Investors. The Company shall make such offer by providing each Investor with written notice of the Company's intention to enter into the Financing Transaction together with a term sheet containing the economic terms and significant provisions of the Financing Transaction and any other information reasonably requested by the Investors (the "OFFER"). Such Offer shall be given with respect to each Financing Transaction contemplated by the Company. The Investors shall have ten (10) business days from receipt of the Offer to deliver a written notice to the Company that the Investors wish to accept the Offer in whole (subject to satisfactory due diligence and reasonably acceptable definitive documentation) for the Financing Transaction. If the Investors do not accept the Offer in its entirety or fail to respond within such ten (10) business day period, then the Company shall be permitted to complete such Financing Transaction without the Investors on terms and conditions substantially identical to those contained in the Offer. If any Financing Transaction is contemplated on terms and conditions not substantially identical to those contained in the Offer or with proposed definitive documentation not those proposed by the Company with respect to the Offer, then such Financing Transaction shall be deemed a new Financing Transaction and the Investors shall again be entitled to receive an Offer for such Financing Transaction on such new terms and conditions (and/or with such new definitive documentation if applicable). As among the Investors, each Investor shall have the right to participate in the Offer in whole, up to the full extent of the Offer, provided that if such Offer is oversubscribed by the Investors, each Investor shall only be entitled to participate in the Offer up to its pro rata share.

         Section 3.10 Reservation of Stock Issuable Upon Conversion and Upon Exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and the full exercise of the Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares and the full exercise of the Warrants (if then issued), the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares and the exercise of the Warrants such number of authorized but unissued Common Shares that is at least equal to 200% of the aggregate shares issuable upon exercise of Preferred Shares, and 100% of the aggregate shares issuable on exercise of Warrants, which number may be reduced by the number of Common Shares actually delivered pursuant to conversion of Preferred Shares under the Certificate or exercise of the Warrants, and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock.

         Section 3.11 Limitations on Offerings. The Company shall not offer or sell any equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, during the three (3) month period commencing with the Initial Closing Date, except as part of the Merger with Hayes on substantially the terms described in the S-4 as filed prior to the date of this Agreement and except for shares or options issued or issuable pursuant to the Company's or Hayes' employee or director option plans.

         Section 3.12 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article IV of this Agreement.

         Section 3.13 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Preferred Shares, Warrants, Underlying Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Preferred Shares, Warrants, Underlying Shares and Warrant Shares for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the applicable Closing Date.

         Section 3.14 No Senior Securities; Series A Preferred. So long as any Preferred Shares remain outstanding, the Company agrees that neither the Company nor any direct or indirect subsidiary of the Company shall, without prior written approval by seventy-five percent in interest of the holders of outstanding Preferred Shares, (i) issue any shares of its preferred stock (other than the Series A Preferred Stock) or any securities convertible into its preferred stock except for preferred stock which is junior to the Preferred Shares in all respects, or (ii) increase the authorized or issued number of, or change in any manner adverse to the Investors the rights, privileges and preferences of, the Series A Preferred Stock.

         Section 3.15 Consummation of the Merger. The Company will use its best efforts to cause the Merger to be consummated without delay.

         Section 3.16 Vote Calculations. For purposes of determining the applicable percentage of holders in favor of any waivers, consents, amendments or votes undertaken in connection with this Agreement, the Certificate, the Registration Rights Agreement or the Warrants between the date of this Agreement and the Subsequent Closing Date, the percentage vote or consent will be calculated as a fraction, the denominator of which will equal the sum of (A) the Liquidation Preference of all unconverted and outstanding Preferred Shares plus
(B) the aggregate of all Investors' commitment (i.e., $35,000,000) to purchase Preferred Shares at the Subsequent Closing without reference to the 19.99% Limitation described in Section 1.1(c) (the "Maximum Commitment"), and the numerator of which will equal the sum of (C) the aggregate Liquidation Preferences of all outstanding and unconverted Preferred Shares being voted in favor of such measure plus (D) the Maximum Commitment being voted in favor of such measure. By way of example, if a 75% vote was needed under circumstances in which Preferred Shares with a total Liquidation Preference of $5,000,000 remained unconverted and outstanding (such that the denominator described above was $40,000,000), the votes of holders of Preferred Shares with Liquidation Preferences and/or Maximum Commitments of $30,000,000 in the aggregate would need to vote in favor of a measure for it to pass.

         Section 3.17 S-3 Eligibility. The Company will do all things reasonably necessary to become and remain eligible to use Form S-3, and will do nothing and will not allow anything in its control to be done to interfere with such eligibility.

                                   ARTICLE IV

                             CONDITIONS TO CLOSINGS


         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares. The obligation hereunder of the Company to issue and/or sell the Preferred Shares to the Investors at each of the Initial Closing and the Subsequent Closing (unless otherwise specified) is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived in a writing by the Company at any time in its sole discretion.

              (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor will be true and correct as to representations and warranties having a materiality standard and true and correct in all material respects as to representations and warranties not having a materiality standard as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties made solely as of an earlier date, if any, which will be true and correct as to representations and warranties having a materiality standard and true and correct in all material respects as to representations and warranties not having a materiality standard as of such date).

              (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Certificate or the Warrants.

              (d) Full Subscription. All Preferred Shares purchasable at the applicable Closing shall have been purchased in the aggregate by the Investors pursuant to this Agreement and the Company shall have received in an account designated by the Company, in immediately available funds, the full proceeds therefrom.

         Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Preferred Shares. The obligation hereunder of each Investor to acquire and pay for the Preferred Shares at each of the Initial Closing and the Subsequent Closing (unless otherwise specified) is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived in a writing by each Investor at any time in its sole discretion.

              (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as to representations and warranties having a materiality standard and true and correct in all material respects as to representations and warranties not having a materiality standard as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties made solely as of an earlier date, if any, which shall be true and correct as to representations and warranties having a materiality standard and true and correct in all material respects as to representations and warranties not having a materiality standard as of such date).

              (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

              (c) Nasdaq NMS. From the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq NMS (or other Approved Market), and the Common Stock shall not have been delisted from the Nasdaq NMS (or any other Approved Market where they are currently listed).

              (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Certificate or the Warrants.

              (e) Opinion of Counsel. At the Closing, the Investors shall have received an opinion of counsel to the Company in the form attached hereto as
Exhibit 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

              (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

              (g) Material Adverse Changes. Since July 31, 1997, no event which had or is likely to have a Material Adverse Effect on the Company or its direct or indirect subsidiaries taken as a whole shall have occurred. For purposes of this 4.2(g), a Material Adverse Effect will not be deemed to have occurred if
(i) Hayes experiences, for the quarter ended September 30, 1997, revenues of $50,000,000 and losses of $6,700,000 or (ii) the Company or Hayes experiences losses (exclusive of extraordinary losses and one-time charges) at a rate substantially similar to those experienced during the period from January 1, 1997 to June 30, 1997. In the case of the Subsequent Closing only, there shall not have occurred after the Merger a Material Adverse Effect to the Company, Hayes and their direct and indirect subsidiaries as compared to their operations, conditions or prospects or their anticipated combined operations, conditions or prospects prior to the Merger as anticipated as of the date hereof.

              (h) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the KKWC, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

              (i) Certificates. The Investors shall have received certificates representing the Preferred Shares in the form and substance of Exhibit 1.1A hereto, without any changes subsequent to the date of this Agreement.

              (j) Extension of Merger. In the case of the Initial Closing only, the Investors shall have received (for their benefit and reliance) an agreement executed by both the Company and Hayes extending the automatic termination date of the Merger until at least March 1, 1998, which agreement shall have been approved by the Board of Directors of Hayes or the Transaction Committee thereof established on July 28, 1997.

              (k) Consummation of Merger. In the case of the Subsequent Closing only, the Merger shall have been consummated on or before March 1, 1998, on the terms set forth in the S-4 filed prior to the date of this Agreement, with only such changes as are acceptable to each of the Investors in its reasonable discretion.

              (l) Certificate. The Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware and a stamped copy thereof shall have been provided to KKWC. No changes shall have been made to the Certificate subsequent to the date of this Agreement.

              (m) Continued Compliance. In the case of the Subsequent Closing only, the Company shall remain in continued compliance with all its obligations under this Agreement, the Registration Rights Agreement, the Certificate, the Warrants, and any document, certificate or instrument incidental or ancillary to any thereof.

              (n) Due Diligence. Each Investor shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion. As to the Subsequent Closing only, the Investors may use this Section 4.2(n) solely to confirm the satisfaction of the conditions to the Subsequent Closing.

              (o) Outside Closing Date. The Subsequent Closing shall have occurred no later than March 10, 1998.


                                    ARTICLE V

                                LEGEND AND STOCK


         The Company will issue one or more certificates representing the Preferred Shares in the name of the Investor and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Preferred Shares and, if issued, the Warrants and any shares of Common Stock issued upon conversion or exercise thereof shall be stamped or otherwise imprinted with a legend substantially in the following form:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue Preferred Shares and Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (ii) such Preferred Shares and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Preferred Shares or exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued pursuant to conversion of Preferred Shares or exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements, provided that adequate copies of a current prospectus are made available to the Investors.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.


                                   ARTICLE VI

                                   TERMINATION


         Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and each of the Investors.

         Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Investors at any time if the Initial Closing shall not have been consummated by the fifth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).


                                   ARTICLE VII

                                  MISCELLANEOUS


         Section 7.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares pursuant hereto and the Common Shares issued upon conversion thereof or upon exercise of the Warrants.

         Section 7.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

              (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (b) THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

              (c) THE COMPANY AND EACH INVESTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         Section 7.3 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto), together with the Registration Rights Agreement, the Warrants, the Certificate and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

              to the Company:

                             Access Beyond, Inc.
                             1300 Quince Orchard Blvd.
                             Gaithersburg, Maryland  20878
                             Attention:  Chief Financial Officer
                             Facsimile:  (301) 921-9149

              with copies to:

                             Morrison Cohen Singer & Weinstein, LLP
                             750 Lexington Avenue
                             New York, New York  10022
                             Attention:  Stephen I. Budow, Esq.
                             Facsimile:  (212) 735-8708
              to the Investors:

                           To each Investor at the address and/or fax number set forth on Schedule I of this Agreement.

              with copies to:

                          Kleinberg, Kaplan, Wolff & Cohen, P.C
                          551 Fifth Avenue, 18th Floor
                          New York, New York 10176
                          Attention:  Stephen M. Schultz, Esq.
                          Facsimile:  (212) 986-8866


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 7.5 Indemnity. Each party shall indemnify each other party against any loss, cost, claim or damages (including reasonable attorneys' fees and disbursements but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         Section 7.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 7.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 7.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement in a writing signed by all such parties without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Certificate and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Certificate and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with any permitted sale or transfer all or any portion of the Preferred Shares or Warrants held by such Investor, provided that no Investor may assign this

Agreement prior to the Subsequent Closing Date without the Company's prior written consent except to an affiliate or affiliates of such Investor or to one of the other Investors or an affiliate of such other Investor.

         Section 7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 7.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state.

         Section 7.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive each Closing.

         Section 7.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 7.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the release of such announcements.

         Section 7.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

         Section 7.15 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemptions or exchange of Preferred Shares, or otherwise, to any holder of Preferred Shares, for or as an inducement to, or in connection with the solicitation of, any vote, consent, waiver or amendment of any terms or provisions of the Certificate or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is required to be paid to all holders of Preferred Shares bound by such vote, consent, waiver or amendment whether or not such holders so consent, vote, waive or agree to amend and whether or not such holders tender their Preferred Shares for redemption or conversion. The Company shall not, directly or indirectly, redeem any Preferred Shares or provide other consideration to the holders thereof unless such offer of redemption or consideration is made pro rata to all holders of Preferred Shares on identical terms. The Company will provide each holder of Preferred Shares with 6 Trading Days' advance written notice of any vote, consent, waiver or amendment, whether or not involving such redemption or consideration.

         Section 7.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties t o express their mutual intent, and no rules of strict construction will be applied against any party.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  ACCESS BEYOND, INC.


                                  By:  /s/ Ronald A. Howard
                                     __________________________________________
                                        Name:
                                        Title:


                                  INVESTORS:

                                  ELLIOTT ASSOCIATES, L.P.


                                  By:  /s/ Paul E. Singer
                                     __________________________________________
                                        Paul E. Singer
                                        General Partner


                                  WESTGATE INTERNATIONAL, L.P.


                                  By:  /s/ Paul E. Singer
                                     __________________________________________
                                        Paul E. Singer
                                        President
                                        Martley International, Inc.
                                        Attorney-in-Fact for
                                        Westgate International, L.P.


                                  MONTROSE INVESTMENTS LTD.


                                  By:  /s/
                                     __________________________________________
                                        Name:
                                        Title:


                                  WESTOVER INVESTMENTS, L.P.


                                  By:  /s/
                                     __________________________________________
                                        Name:
                                        Title:

                                  STARK INTERNATIONAL


                                  By:  /s/
                                     __________________________________________
                                        Name:
                                        Title:


                                  SHEPHERD INVESTMENTS INTERNATIONAL,
                                  LTD.


                                  By:  /s/
                                     __________________________________________
                                        Name:
                                        Title:


                                  RAMIUS FUND, LTD.

                                  By: AG. RAMIUS PARTNERS, L.L.C.,
                                        Investment Manager


                                  By:  /s/ Michael L. Gordon
                                     __________________________________________
                                        Name:   Michael L. Gordon
                                        Title:  Managing Officer


                                  GAM ARBITRAGE INVESTMENTS, INC.

                                  By:  ANGELO, GORDON & CO., L.P.,
                                         Investment Manager


                                  By:  /s/ Michael L. Gordon
                                     __________________________________________
                                        Name:   Michael L. Gordon
                                        Title:  Chief Operating Officer


                                  LEONARDO, L.P.

                                  By:  ANGELO, GORDON & CO., L.P.,
                                         General Partner


                                  By:  /s/ Michael L. Gordon
                                     __________________________________________
                                        Name:   Michael L. Gordon
                                        Title:  Chief Operating Officer

                                RAPHAEL, L.P.


                                By:  /s/ Michael L. Gordon
                                   __________________________________________
                                      Name:   Michael L. Gordon
                                      Title:  Chief Operating Officer

                                AG SUPER FUND INTERNATIONAL PARTNERS,
                                L.P.

                                By:  ANGELO, GORDON & CO., L.P., General Partner


                                By:  /s/ Michael L. Gordon
                                   __________________________________________
                                      Name:   Michael L. Gordon
                                      Title:  Chief Operating Officer

                             EXHIBITS AND SCHEDULES




Schedule I                List of Investors

Exhibit 1.1A              Form of Certificate of Designations

Exhibit 1.1B              Form of Warrant

Schedule 2.1(a)           List of Subsidiaries

Exhibit 2.1(c)(i)         Certificate of Incorporation of the Company

Exhibit 2.1(c)(ii)        By-Law of the Company

Schedule 2.1(f)           Updates to SEC Documents

Schedule 2.1(m)           Intellectual Property Infringement of Suppliers

Schedule 2.1(r) Outstanding Securities Subject to Registration Rights, etc.

Schedule 2.1(y)           Unsatisfied Closing Conditions to the Merger

Exhibit 4.2(e)            Opinion of Company Counsel

Exhibit 4.2(f)            Registration Rights Agreement

                                   SCHEDULE I


                                            NUMBER OF PREFERRED                                RESTRICTED
                                                  SHARES               PURCHASE PRICE          OWNERSHIP
INVESTOR                                    INITIAL/SUBSEQUENT       INITIAL/SUBSEQUENT        PERCENTAGE
--------                                    ------------------       ------------------        ----------

1. Elliott Associates, L.P.                     1,667/5,833         $1,667,000/$5,833,000          4.9%

c/o N/A

Tax  I.D. No.:  22-2140975

Telephone:  (212) 506-2999
Facsimile:  (212) 974-2092

2. Westgate International, L.P.                 1,667/5,833         $1,667,000/$5,833,000          4.9%

c/o     Stonington Management
        Corporation

Tax  I.D. No.: N/A

Telephone:  (212) 506-2999
Facsimile:  (212) 974-2092

3. Raphael, L.P.                                  200/700             $200,000/$700,000            9.9%

c/o     Angelo, Gordon & Co., L.P.
        Attn: Gary Wolf

Tax  I.D. No.: N/A

Telephone:  (212) 692-2058
Facsimile:  (212) 867-6449

4. GAM Arbitrage Investments, Inc.                100/350             $100,000/$350,000            9.9%

c/o     Angelo, Gordon & Co., L.P.
        Attn: Gary Wolf

Tax  I.D. No.: N/A

Telephone:  (212) 692-2058
Facsimile:  (212) 867-6449



Note: The Restricted Ownership Percentage shall apply in the aggregate to each of the following four subdivisions: (1) Elliott and Westgate; (2) Westover and Montrose; (3) Raphael, Leonardo, Ramius, GAM and AG Super Fund; and (4) Shepherd and Stark.

5. AG Super Fund International Partners,  100/350                      $100,000/$350,000        9.9%
   L.P.
c/o  Angelo, Gordon & Co., L.P.
     Attn:  Gary Wolf

Tax  I.D. No.: N/A
Telephone(212) 692-2058
Facsimile(212) 867-6449

6. Leonardo, L.P.                       1,522/5,327                  $1,522,000/$5,327,000      9.9%
c/o  Angelo, Gordon & Co., L.P.
     Attn:  Gary Wolf
Tax  I.D. No.: 98-0120439
Telephone(212) 692-2058
Facsimile(212) 867-6449

7. Ramius Fund, Ltd.                     300/1,050                     $300,000/$1,050,000      9.9%
c/o  Angelo, Gordon & Co., L.P.
     Attn:  Gary Wolf
Tax  I.D. No.: N/A
Telephone(212) 692-2058
Facsimile(212) 867-6449

8. Shepherd Investments International,  1,111/3,889                  $1,111,000/$3,889,000      9.9%
   Ltd.
c/o  Staro Asset Management
     1500 W. Market Street
     Suite 200
     Mequon, WI  53092
Tax  I.D. No.: N/A
Telephone(414) 241-7728 x. 15
Facsimile(414) 241-1888



Note: The Restricted Ownership Percentage shall apply in the aggregate to each of the following four subdivisions: (1) Elliott and Westgate; (2) Westover and Montrose; (3) Raphael, Leonardo, Ramius, GAM and AG Super Fund; and (4) Shepherd and Stark.

9. Stark International                  1,111/3,889                  $1,111,000/$3,889,000      9.9%
c/o  Staro Asset Management
     1500 W. Market Street
     Suite 200
     Mequon, WI  53092
Tax  I.D. No.: 98-0158416
Telephone(414) 241-7728 x. 15
Facsimile(414) 241-1888

10. Westover Investments L.P.           1,044/3,656                  $1,044,000/3,656,000       4.9%
c/o  777 Main Street, Suite 2750
     Fort Worth, Texas 76102
     Attn:  Mike Reese
Tax  I.D. No.:  75-2730344
Telephone(817) 870-6100
Facsimile(817) 870-6177

11. Montrose Investments Ltd.           1,178/4,122                  $1,178,000/4,122,000       4.9%
c/o  777 Main Street, Suite 2750
     Fort Worth, Texas  76102
     Attn:  Mike Reese
Tax  I.D. No.:  N/A
Telephone(817) 870-6100
Facsimile(817) 870-6177

TOTAL
                                       -------------             -----------------------
 100    %                              10,000/34,999             $10,000,000/$34,999,000




Note: The Restricted Ownership Percentage shall apply in the aggregate to each of the following four subdivisions: (1) Elliott and Westgate; (2) Westover and Montrose; (3) Raphael, Leonardo, Ramius, GAM and AG Super Fund; and (4) Shepherd and Stark.

                                                                    Exhibit 1.1A


                           CERTIFICATE OF DESIGNATIONS
                                       OF
                    6% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       FOR
                               ACCESS BEYOND, INC.


           ACCESS BEYOND, INC., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

           RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 45,000 shares, par value $0.01, to be designated "6% Cumulative Convertible Preferred Stock" (the "Preferred Shares").

           RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions:

           1.       DIVIDENDS.

                    (a) Cumulative. The holders of the Preferred Shares shall be entitled to receive out of any assets legally available therefor cumulative dividends at the per share rate of six percent (6%) of the Liquidation Preference of each Preferred Share, per annum, payable annually on December 31 of each year, commencing December 31, 1997 (each a "Dividend Payment Date"), or if earlier, upon conversion or redemption of Preferred Shares, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation ranking junior to the Preferred Shares. For so long as any Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock or any other equity security with ranking junior to the Preferred Shares, without having received written consent of three-quarters in interest of the holders of Preferred Shares.

                    (b) Cash, Common Stock or PIK. Any dividend payable on the outstanding Preferred Shares may be paid, at the option of the Corporation, either (i) in cash, (ii) Common Stock (valued at the Conversion Price, as hereinafter defined, in effect on the Trading Day (as hereinafter defined) immediately before the applicable Dividend Payment Date or on the Conversion Date (as hereinafter defined), as the case may be) (iii) by adding the amount thereof to the Liquidation Preference (as defined below) of such Preferred Shares; provided, however, that if the Corporation shall fail to pay any dividend on a Dividend Payment Date, the amount of such dividend shall be added to the Liquidation Preference for such Preferred Shares and; provided further that any such dividend (other than the dividend payable on the December 31, 1997 Dividend Payment Date, which shall be paid pursuant to (iii) above) must be paid in cash unless, at the time the Corporation elects to add the amount of such payment to the Liquidation Preference, the Common Stock and Common Shares (as defined below) are subject to Effective Registration (as defined in the Investment Agreement). The Corporation will be obligated to pay dividends on Dividend Payment Dates pursuant to (iii) above until the Corporation gives each holder written notice of its intention to pay dividends pursuant to (i) or (ii) above, which notice must be given at least 30 days before the next applicable Dividend Payment Date; provided that any payments of dividends in Common Stock will not result in the number of shares of Common Stock deemed beneficially owned by a holder exceeding its Restricted Ownership Percentage. The Corporation will be obligated to pay dividends on conversions on dates other than a Dividend Payment Date pursuant to (iii) above until the Corporation gives each holder written notice of its intention to pay dividends pursuant to (i) or (ii) above, which notice will only become effective 30 days after being delivered. All notices described above will remain in force unless and until replacement notices become effective in accordance with this Section 1(b).

           2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities ranking junior to the Preferred Shares, the amount of $1,000 per share plus (x) dividends added to the Liquidation Preference in accordance with Section 1(b)(iii) above, (y) default payments owing to such holder with respect to such share pursuant to the Registration Rights Agreement (defined below) and (z) any accrued but unpaid dividends (with dividends deemed accrued on a per diem basis through the date of such event and thereafter even if such event or any distribution is not on a Dividend Payment Date) (the "Liquidation Preference").

           3. ISSUANCE OF PREFERRED SHARES. The Preferred Shares shall be issued by the Corporation pursuant to a Preferred Stock Investment Agreement ("Investment Agreement") to be entered into between the Corporation and the initial subscribers for the Preferred Shares, and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement ("Registration Rights Agreement") to be entered into between such parties in connection with the Investment Agreement.

            4. CONVERSION. Each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all of its Preferred Shares, but not less than Preferred Shares with a Liquidation Preference of at least $10,000, for such number of fully paid, validly issued and nonassessable shares ("Common Shares") of common stock, par value $0.01, of the Corporation ("Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the

"Conversion Amount"), by (ii) the Conversion Price determined as hereinafter provided in effect on the Conversion Date.

                    (a) Mechanics of Conversion. To convert Preferred Shares into Common Shares, the holder shall give written notice ("Conversion Notice") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) stating that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. Notwithstanding the foregoing, for purposes of calculating average prices or conducting a "lookback" only (and not, inter alia, for purposes of calculating the number of days available to the Corporation for making deliveries or issuances to the holders), a day shall not be considered a trading day if (i) trading of the Common Stock was suspended during the entire day or
(ii) no reported trades occur on such day. As soon as possible after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the shares being converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, provided that the Corporation shall at all times maintain an office or agency in New York City (or within 60 miles thereof) for such purposes; provided that the Company need not effect any issuance prior to receiving all documents required by this
Section 4(a). The Corporation shall, promptly upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of Preferred Shares which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice; the Corporation shall effect such issuance within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice ("T+3"). In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares or exercise of Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder), by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 4 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                    (b)      Determination of Conversion Price.

                             (i) Each Preferred Share may be converted into Common Shares by dividing the then applicable Liquidation Preference of such Preferred Share by the Conversion Price. The Conversion Price shall be equal to the lesser of:

                                     (a) $8 per share of Common Stock ("Fixed
                             Conversion Price"), or

                                     (b) 85% of the average closing bid price of
                             Common Stock on the Approved Market (as defined in the Investment Agreement) on which the Common Stock is then trading (the "Principal Market") for the 5 consecutive Trading Days prior to but excluding the date of the Conversion Notice (the "Floating Conversion Price").

           Notwithstanding the foregoing, a holder of Preferred Shares may, subject to the last sentence of this paragraph, irrevocably elect to fix the Conversion Price with respect to all or a specified portion of such holder's Preferred Shares at the Conversion Price in effect on the date preceding the date of such election (an "Election Date") by delivering a written notice (an "Election Notice") to the Corporation on any Election Date; provided, however that, subject to the last sentence hereof, the full amount of a holder's Preferred Shares so fixed by an Election Notice on an Election will automatically be converted to Common Shares pursuant hereto no later than ninety (90) days following such Election Date if not converted earlier at the holder's option. The holder shall be required to waive the restrictions on its ability to convert Preferred Shares contained in Section 4(l) hereof, to the extent necessary to permit such conversions. A holder will not be entitled to receive any of the dividends on the Preferred Shares being converted which accrue after the Election Date, but shall continue to be entitled to the anti-dilution protections contained in this Certificate of Designations. The electing holder's obligation to so convert the specified number of Preferred Shares at the conversion price fixed in the applicable Election Notice is subject to the existence on the date of conversion and at all times since the Election Date of Effective Registration, and the electing holder will be free to rescind any Election Notice in the event of any lack of Effective Registration during such period.

                             (ii) In the event that during any period of 5 consecutive Trading Days that is used to determine the Conversion Price as provided for above, the Corporation shall pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event.

                    (c) Conversion Restrictions. The following conversion restrictions shall apply pro rata among all holders to conversions at a Conversion Price below $5.00 per Common Share, subject to Section 4(q). However, if the otherwise applicable Conversion Price is below $5.00 per Common Share, holders may elect to convert at a Conversion Price equal to $5.00 per Common Share in order to avoid the restrictions of Section 4(c) and 4(d) entirely.

                             (i) For each successive "30-Day Period" (as defined below) following the Initial Closing Date, Preferred Shares with an initial Liquidation Preference of not more than 10% (the "Convertible Portion") of each initial investor's purchase price paid for Preferred Shares at both the Initial Closing and the Subsequent Closing (as each term is defined in the Investment Agreement) (i.e., $1,000,000 in the aggregate prior to the Subsequent Closing and $4,500,000 in the aggregate thereafter) may be converted at Conversion Prices below $5.00 per Common Share; provided that if the Merger has not been consummated within the first six (6) 30-Day Periods following the Initial Closing, the Convertible Portion will automatically be increased to 20% (i.e., $2,000,000 in the aggregate) for each 30-Day Period thereafter. The term "30-Day Period" shall mean the 30-day period beginning on the Initial Closing Date and on the same date of each succeeding month. To the extent an investor transfers all or a portion of its Preferred Shares, this restriction will attach and transfer with such Preferred Shares on a pro-rata basis.

                             (ii) Of the Convertible Portion, 81.25% of
           Preferred Shares may be converted at a Conversion Price equal to eighty five percent (85%) of the average closing bid price of the Common Stock on the Principal Market for the five (5) Trading Days prior to conversion. The remaining 18.75% of Preferred Shares may be converted at a Conversion Price equal to ninety two and one-half percent (92.5%) of the average closing bid price of the Common Stock on the Principal Market for the five (5) Trading Days prior to conversion.

                             (iii)If the Conversion Price is below $5.00 for more than five (5) Trading Days in any 30-Day Period following the Initial Closing Date, then for the balance of that 30-Day Period and the ensuing 30-Day Period, the "lookback period" used for purposes of calculating the Floating Conversion Price of the Preferred Stock will be the lowest five (5) consecutive Trading Day average closing bid price for the Common Stock on the Principal Market of the 15 Trading Days preceding the conversion date.

                             (iv) The Corporation shall have the right to redeem any or all of the Convertible Portion that has been submitted for conversion by the holders in each 30-Day Period at prices below $5.00 per share, for cash equal to the Liquidation Preference of the redeemed Preferred Stock divided by 85%. In order to exercise this option, the Corporation must independently have notified each holder in writing of its intention to redeem each holder's Convertible Portion not later than ten Trading Days prior to the commencement of the 30-Day Period to which the exercise applies. No warrants of any type shall be issued under this Section 4(c)(iv).

                             (v) the $5.00 threshold specified in this Section 4(c) will be subject to the anti-dilution adjustments in Section 4(f) applicable to the Fixed Conversion Price in this Certificate of Designations.

                    (d) Deferral Option.

                             (i) Subject to Section 4(q), the Corporation shall have the option to reduce the Convertible Portion under Section 4(c) either (I) from 10% to either 5% or 0% in any single 30-Day Period, in which event the Convertible Portion for the immediately following 30-Day Period shall be increased from 10% to 15% or 20%, respectively, or (II) from 10% to 5% for any two consecutive 30-Day Periods, in which event the Convertible Portion for the ensuing 30-Day Period shall be increased to 20%. In order to exercise such an option, the Corporation must independently have notified each holder in writing of the Company's intention to so reduce the Convertible Portion not later than ten Trading Days prior to the commencement of the 30-Day Period to which the reduction applies.

                             (ii) For each 30-Day Period by which the Corporation elects to defer 5% or 10% as provided above, for each such 5% deferral, the 15% or 7.5% (when applicable) discount used to calculate the Floating Conversion Price will be permanently increased by one percentage point and the Fixed Conversion Price will be permanently reduced by 5%. For example, if the Corporation defers 10% for a single such 30-Day Period or 5% for two such 30-Day Periods, the percentage discount used to determine the Floating Conversion Price will be decreased from 85% to 83% and the Fixed Conversion Price will be permanently reduced by 10%, subject in all cases to further adjustment in accordance with the terms of this Certificate of Designations. Subsequent deferrals would result in further such adjustments. However, the total reduction of the Fixed Conversion Price pursuant to this Section 4(d) will not exceed a 25% reduction.

                    (e) Optional Redemption.

                             (i) Subject to Section 4(e)(iii), the Preferred Shares will be callable by the Corporation in whole or part at any time and from time to time, upon 30 days advanced written notice (subject to the right of holders to convert in advance of such optional redemption date, or thereafter if the Corporation breaches its obligation to so redeem the Preferred Shares). On the optional redemption date, the Corporation will pay in respect of the redeemed Preferred Shares cash equal to the Liquidation Preference of the Preferred Shares (or fraction thereof) redeemed, divided by 85% (or such lower percentage as results from an increase in the conversion discounts as a result of conversion deferrals pursuant to Section 4(d)).

                             (ii) Assuming the Corporation exercises its redemption option under this Section 4(e), Warrants in the form of
           Exhibit 1.1B to the Investment Agreement, will be issued to compensate the holders of Preferred Shares which are so redeemed for the loss of optionality represented by the Fixed Conversion Price in the following manner:

                                  On the optional redemption date, the
                    Corporation will issue Warrants with a strike price at the Fixed Conversion Price or the average closing bid price of the Common Stock on the Principal Market during the five (5) Trading Day period ending three days before the date of redemption, whichever is higher (the "Strike Price"). The number of Warrants issued will be equal to the Liquidation Preference of the Preferred Shares (or fraction thereof) redeemed, divided by the Strike Price. This number will then be multiplied, by 50%. For example, if $1,000,000 is the amount owed on redemption, when the Strike Price is $12.00 per share, then Warrants for 41,667 shares of Common Stock will be issued. These Warrants will expire on the Mandatory Conversion Date (as defined below) of the Preferred Stock as the same may be extended pursuant to Section 4(k)(i). No Warrants are issuable by the Corporation under any circumstances except pursuant to this Section 4(e) or the provisions of the Warrants or the Registration Rights Agreement.

                             (iii)The Corporation's notice to the holders pursuant to Section 4(e)(i) above will be irrevocable and if the Corporation fails to timely effect the redemption of all Preferred Shares identified therein, then the Corporation's rights pursuant to this Section 4(e) will permanently and immediately expire. Any optional redemption pursuant to Section 4(e)(i) will be made pro-rata among all the holders. Any such notice shall clearly identify the Trading Day on which the optional redemption will occur, and no such notice will be effective unless, at all times between the date of such notice and the optional redemption date, there shall be Effective Registration of the Common Shares and the Common Stock.

                    (f) Stock Splits; Dividends; Adjustments.

                             (i) If the Corporation, at any time while the Preferred Shares are outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including investments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock,
           (B) subdivide outstanding Common Shares into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, then the Fixed Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(f)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                             (ii) In the event that the Corporation issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued pursuant to the Corporation's or Hayes' (as defined in the Investment Agreement) employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act or described in the S-4 (as defined in the Investment Agreement) in the form filed and delivered to the holders most recently before the date of the Investment Agreement) at an effective purchase price per share which is less than the Conversion Price then in effect, then in such case, the Fixed Conversion Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Fixed Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at the Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

                                  For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. Convertible Securities not exercisable or convertible because they are unvested shall not be deemed outstanding until they become vested in accordance with their terms, via acceleration or otherwise.

                                  The foregoing adjustments under Section
           4(f)(ii) shall not apply to a financing transaction consisting of a private placement of the Corporation's securities in connection with a strategic alliance. For this purpose, a strategic alliance shall mean a transaction in which the acquiror of the Corporation's securities has a business relationship material to the Corporation and its subsidiaries taken as a whole independent of such acquiror's acquisition of the Corporation's securities.

                             (iii)If the Corporation, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(f)(ii) above) then in each such case the Fixed Conversion Price at which the Preferred Shares shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Price for shares of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Fair Market Price for shares of Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one share of outstanding Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding 10% of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent chartered accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Board of Directors and holders of a three-quarters in interest of the Preferred Shares. In either case the adjustments shall be described in a statement provided to all holders of Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                             (iv) Whenever the Conversion Price is adjusted pursuant to Section 4(f)(i), (ii) or (iii), the Corporation shall promptly mail to each holder of the Preferred Shares a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (g) Notice of Record Date. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                    (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto.

                    (i) Fractional Shares. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

                    (j) Reorganization or Merger; Going Private. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, then, as part of such reorganization, consolidation, merger or sale, if the holders of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, to the extent that the holders of Common Shares receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated as a distribution under Section 4(f) above and Section 4(f) shall govern such distribution. The Corporation further agrees that it shall not agree or consent to or enter into any transaction or series of transactions as a result of which the Common Shares would cease to be publicly traded unless agreed to in writing in advance by the Board of Directors of the Corporation and three-quarters in interest of the holders of Preferred Shares, except for transactions in which the holders of Common Stock receive only cash or publicly traded securities and the Preferred Shares are afforded the protections of this Section 4(j).

                    (k) Mandatory Conversion.

                             (i) Subject to Section 4(k)(ii) below, any
           Preferred Shares held on the date which is the fourth (4th) anniversary of the Initial Closing Date, ("Mandatory Conversion Date") shall be converted free of all conversion restrictions hereunder; provided that such Mandatory Conversion Date shall be deferred, for such number of days as is equal to 1.5 times the number of days: (A) there is not and/or has not been Effective Registration (as defined in the Investment Agreement), but not including the first 110 days after the Initial Closing; (B) there is not and/or has not been a sufficient amount of Common Stock available for conversion of all outstanding Preferred Shares or exercise of all Warrants; (C) for any other reason (except miscalculation of the conversion formula by a holder of Preferred Shares or failure of such holder to deliver the materials required by Section 4(a)) the Corporation refuses or announces its refusal to honor conversion of Preferred Shares or exercise of all Warrants; or (D) there is a suspension, restriction or limitation on the ability of holders of Preferred Shares to sell Common Shares received upon conversion of Preferred Shares or under the Registration Statement and prospectus.

                             (ii) Notwithstanding the preceding Section 4(k)(i), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on the Mandatory Conversion Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion:

                                  (A) no material default or breach exists, and
                    no event shall have occurred which constitutes (or would constitute with notice or the passage of time or both) a material default or breach of the Investment Agreement, the Registration Rights Agreement, the Warrants or this Certificate of Designations;

                                  (B) none of the events described in clauses
                    (i) through (v) of Section 2(b) of the Registration Rights Agreement shall have occurred and be continuing;

                                  (C) Effective Registration has occurred and is
                    continuing and has continuously existed for the prior 30 consecutive Trading Days;

                                  (D) the Corporation has assets with a net
                    realizable fair market value exceeding its liabilities and is able to pay all its debts as they become due in the ordinary course of business, and the Corporation is not and has not been subject to any liquidation, dissolution or winding up of its affairs; and

                                  (E) each holder of Preferred Shares shall have
                    received a certificate from an appropriate executive officer of the Corporation certifying that each of the foregoing conditions precedent exist or have been satisfied.

           Such mandatory conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.

                    (l) Limitations on Holder's Right to Convert. Notwithstanding anything to the contrary contained herein, no Preferred Share may be converted by a holder, other than pursuant to Section 4(k), to the extent that, after giving effect to Common Shares to be issued pursuant to a Conversion Notice, the total number of Common Shares deemed beneficially owned by such holder (other than by virtue of the ownership of Preferred Shares or ownership of other securities that have limitations on a holder's rights to convert or exercise similar to those limitations set forth herein), together with all Common Shares deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed the Restricted Ownership Percentage for such holder specified on Schedule I to the Investment Agreement of the total issued and outstanding shares of the Corporation's Common Stock; provided that (w) each holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation, (x) each holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage upon 61 days prior notice to the Corporation or immediately in the event of a Change in Control Transaction (other than the Merger), (y) each holder can make subsequent adjustments pursuant to (w) or (x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the percentage or shall be effective upon 61 days' prior written notice or immediately in the event of a Change in Control Transaction if it results in an increase in the percentage) and (z) each holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, any holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The delivery of a Conversion Notice by any holder shall be deemed a representation by such holder that it is in compliance with this paragraph. The term "deemed beneficially owned" as used in this Certificate of Designations shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Preferred Shares. A "Change in Control Transaction" will be deemed to have occurred upon the earlier of announcement or consummation of a transaction or series of transactions (other than the Merger) involving (x) any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) in excess of 50% of the Corporation's Board of Directors consists of directors not nominated by the prior Board of Directors of the Corporation, or (z) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power. The Corporation shall provide all holders of Preferred Shares with the earlier of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Corporation has prior knowledge of a Change in Control Transaction; or (ii) notice on the day immediately following the Corporation's learning of any such transaction.

                    (m) Certificate for Conversion Price Adjustment. The Corporation promptly shall furnish or cause to be furnished to such holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 4.

                    (n) Specific Performance. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holders of Preferred Shares shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

                    (o) Forced Conversion by the Corporation. At any time after the second anniversary of the Initial Closing Date (subject to deferral pursuant to the terms of Section 4(k)(i)), the Corporation can compel the conversion of any or all Preferred Shares at the then applicable Conversion Price upon 30-days advanced written notice to the holders; provided that (i) any such forced conversion must be pro rata among all holders, (ii) any holder may convert its Preferred Shares at its option prior to the date of such forced conversion,
(iii) the notice of forced conversion under this Section 4(o) will be irrevocable and if the Corporation shall fail to timely effect the conversion of all Preferred Shares identified in such notice, the Corporation's rights under this Section 4(o) will permanently and immediately expire, (iv) the Corporation cannot force conversion of any Preferred Shares if there is, or has been in the previous 90 days, a lack of Effective Registration, (v) all of the conditions set forth in Section 4(k)(ii) (A), (B), (D) and (E) shall be satisfied and (vi) such forced conversion will not conflict with any holder's Restricted Ownership Percentage.

                    (p) Mandatory Repurchase. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase (in the case of (iii) or (iv) below only) or simultaneously with the consummation of the events described in (i) or (ii) below, at a price per Preferred Share equal to the Liquidation Preference divided by the Floating Conversion Price as of the date of exercise if any of the following events involving the Corporation shall have been announced as pending or planned (in the case of (iii) or (iv) below only), or shall have occurred:

                             (i) A Change in Control Transaction (other than the Merger) announced before the effectiveness of a registration statement registering all Common Shares issuable upon conversion of the Preferred Shares;

                             (ii) A "going private" transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                             (iii)The Corporation shall (A) become insolvent;
           (B) admit in writing its inability to pay its debts generally as they mature; (C) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (D) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                             (iv) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Corporation, or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings.

           (q) Self-Tenders. In the event of a tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act, each holder of Preferred Shares will have the unilateral option to tender into the tender offer without the restrictions imposed by Sections 4(c) and 4(d). If a holder determines not to participate in or to withdraw from such tender offer, and at all times prior to the closing of such tender offer, all other rights of such holder under this Certificate of Designations, the Investment Agreement, the Registration Rights Agreement and (if issued) the Warrants will remain unmodified and in full force and effect.

           5. VOTING RIGHTS. The affirmative vote of 85% in interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment of this Certificate of Designations, (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares, (iii) any waiver of a default in payment of dividends on the Preferred Shares, and (iv) any reorganization or reclassification of the capital stock of the Corporation, any consolidation or merger (other than the Merger) of the Corporation with or into any other corporation or corporations, or any sale of all or substantially all of the assets of the Corporation, that, in any such case, would have an adverse effect on any of the rights, preferences, or privileges of the Preferred Shares, provided, however, that holders of Preferred Shares who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote. Except as set forth in this Section 5, the holders of Preferred Shares shall not have any voting rights.

           6. NOTICES. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

           7. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

           8. ATTORNEYS' FEES. Any holder of Preferred Shares shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

           9. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.


Signed on November ____, 1997



                                       ACCESS BEYOND, INC.



                                       By:____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                                CONVERSION NOTICE
                                       FOR
                    6% CUMULATIVE CONVERTIBLE PREFERRED STOCK


The undersigned, as a holder ("Holder") of shares of 6% Cumulative Convertible Preferred Stock ("Preferred Shares") of Access Beyond, Inc. (the "Corporation"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:  __________________________

Conversion Information:NAME OF HOLDER:

By:
               Print Name:
               Print Title:
               Print Address of Holder:

               _________________________________________________________________
               _________________________________________________________________


               Issue Common Stock to:__________________________________________
               at:_____________________________________________________________
               _________________________________________________________________


If Common Stock is to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:


__________________________________



THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

PAGE 2 TO CONVERSION NOTICE DATED ____________________ FOR:_____________________
                                   (CONVERSION DATE)          (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares converted:                ___________shares
           Number of Preferred Shares converted x Liquidation Preference                     $----------
           ($1,000 per share plus dividends added pursuant to Section
           1(b)(iii), default payments and accrued but unpaid dividends)


TOTAL DOLLAR AMOUNT CONVERTED                                                                $
                                                                                             ===========



CONVERSION PRICE                                                                             $


Number of Common Shares   =    Total dollar amount converted        =                        $
                               -----------------------------                                 -----------
                                      Conversion Price                                       $

            NUMBER OF COMMON SHARES   =  _________

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for Common Shares in the following amount(s):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                    EXHIBIT 1.1B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


_____________ __, ____

                               ACCESS BEYOND, INC.



                          Common Stock Purchase Warrant


        Access Beyond, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [NAME OF INVESTOR], having an address at______
________________________________________________________________________________
 ("PURCHASER") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date hereof and ending on the fourth anniversary of the Initial Closing Date, as extended 1.5 times the number of days between the Initial Closing Date and such anniversary on which there had been no Effective Registration, [__________] [NUMBER EQUAL TO THE AGGREGATE LIQUIDATION PREFERENCE OF THE PREFERRED SHARES REDEEMED DIVIDED BY THE STRIKE PRICE] fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "COMMON STOCK"), at a purchase price per share equal to [$___] [THE HIGHER OF THE FIXED CONVERSION PRICE (AS ADJUSTED) OR THE AVERAGE CLOSING PRICE OF THE COMMON STOCK FOR THE 5 TRADING DAY PERIOD ENDING 3 DAYS BEFORE THE OPTIONAL REDEMPTION DATE] (the "PURCHASE PRICE"), as the same may be adjusted pursuant to
Section 5 herein.

        1.    DEFINITIONS.

              (a) The term "AGREEMENT" shall mean the Preferred Stock Investment Agreement, dated November __, 1997, between the Company and the Investors signatory thereto.

              (b) The term "CERTIFICATE" shall mean the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on November ___, 1997.

              (c) The term "EFFECTIVE REGISTRATION" shall have the meaning specified in the Agreement.

              (d) The term "INITIAL CLOSING DATE" shall have the meaning specified in the Agreement.

              (e) The term "PREFERRED" shall mean the 6% Cumulative Convertible Preferred Shares of the Company issued pursuant to the Certificate.

              (f) The term "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated November ___, 1997, between the Company and the investors signatures hereto.

              (g) The term "WARRANT HOLDER" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

              (h) The term "WARRANT SHARES" shall mean the Shares of Common Stock or other securities issuable upon exercise of this Warrant.

        Capitalized terms used but not defined in this Warrant shall have the meanings specified in the Agreement.

        2.    EXERCISE OF WARRANT.

        This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by either of the following methods:

        (a) The Warrant Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder ("SUBSCRIPTION NOTICE") and with payment of the Purchase Price for the number of Warrant Shares so purchased, at the offices of the Company or any transfer agent for the Common Stock; or

        (b) The Warrant Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("SURRENDERED SHARES"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares; and provided further that the sum of the number of Deliverable Shares and the number of Surrendered Shares so specified shall not exceed the aggregate Warrant Shares represented by this Warrant. For the purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Share.

        In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

        3.    DELIVERY OF STOCK CERTIFICATES.

              (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days (as defined below) thereafter, the Company shall transmit the certificates (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of the Subscription Notice ("T+3"). For purposes of calculating average prices or conducting a "lookback" only (and not, inter alia, for purposes of calculating the number of days available to the Company for making deliveries or issuances to the Warrant Holders), a day shall not be considered a Trading Day if (i) trading of the Common Stock was suspended during the entire day or (ii) no reported trades occurred on such day.

                    In lieu of delivering physical certificates representing the Common Stock issuable upon exercise, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Warrant Holder by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                    The term Trading Day means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated

              (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the closing trading price of the Common Stock on the Approved Market which is the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET") on the date of determination or, if the Common Stock is not listed or admitted to trading on any Approved Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Warrant Holder, or, if the Common Stock is not listed or admitted to trading on any Approved Market or traded over-the-counter and the average price cannot be determined a contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the written concurrence of the Warrant Holder.

        4.    (A)   REPRESENTATIONS AND COVENANTS OF THE COMPANY.

              (a) The Company shall comply with its obligations under the Registration Rights Agreement with respect to the Warrant Shares, including, without limitation, the Company's obligation to file and have declared effective a registration statement registering the Warrant Shares under the Securities Act of 1933, as amended (the "ACT").

              (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

              (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on the Principal Market and shall not amend its Certificate of Incorporation or Bylaws so as to adversely affect any rights of the Warrant Holder under this Warrant.

              (d) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

              (e) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such number of shares of Common Stock as shall from time to time be issuable.

              (f) With a view to making available to Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

                    i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                    ii) file with the SEC in a timely manner all reports and
              other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and

                    iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

              (B) REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

              The Purchaser shall not sell, offer for sale, transfer or assign this Warrant or Warrant Shares, unless such resale is pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements.

        5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

              (a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Purchase Price payable per share, so that the aggregate Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same as it would have been immediately prior to such subdivision or combination.

              (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be proportionately reduced so that the aggregate Purchase Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Purchase Price so payable immediately before such record date (or on the date of such distribution, if applicable).

              (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be reduced to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

              (d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

              (e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

              (f) Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's or Haye's (as defined in the Investment Agreement and only if the Merger described therein has been consummated) employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the Company's most recent periodic report filed under the Exchange Act or in the S-4 (as defined in Investment Agreement)) at an effective purchase price per share which is less than the Purchase Price then in effect, then in such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at the Purchase Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing shall not apply to a financing transaction consisting of a private placement of the Company's securities in connection with a strategic alliance. For this purpose, a strategic alliance shall mean a transaction in which the acquiror of the Company's securities has a business relationship material to the Company and its subsidiaries taken as a whole independent of such acquiror's acquisition of the Company's securities.

              For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities, and convertible securities not exercisable or convertible because they are unvested shall not be deemed outstanding until they become vested in accordance with their terms, via acceleration or otherwise.

              The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares shall be the same as the aggregate Purchase Price in effect just prior to such adjustments.

        6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

        7. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

        8. RIGHTS AS STOCKHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        9. LIMITATION ON EXERCISE. Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised by the Warrant Holder to the extent that, after giving effect to Warrant Shares to be issued pursuant to a Subscription Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of ownership of this Warrant, or ownership of other securities that have limitations on the holder's rights to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") exists, would exceed the Warrant Holder's Restricted Ownership Percentage specified on
Schedule I to the Agreement; provided that (w) each Warrant Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company or immediately in the event of a Change in Control Transaction (other than the Merger), (x) each Warrant Holder shall have the right at any time and from time to time to increase its Restricted Ownership Percentage upon 61 days' prior notice to the Company or immediately in the event of a Change in Control Transaction (other than the Merger), (y) each Warrant Holder can make subsequent adjustments pursuant to (w) or (x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the Restricted Ownership Percentage or shall be effective upon 61 days' prior written notice or immediately in the event of a Change in Control Transaction (other than the Merger) if it results in an increase in the Restricted Ownership Percentage) and
(z) each Warrant Holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, any holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to create a new Change in Control Transaction. The term "deemed beneficially owned" as used in this Warrant shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Preferred Shares. A "Change in Control Transaction" will be deemed to have occurred upon the earlier of announcement or consummation of a transaction or series of transactions (other than the Merger) involving (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) in excess of 50% of the Corporation's Board of Directors consists of directors not nominated by the prior Board of Directors of the Company, or (z) any person (as defined in Section 13(d) of the Exchange Act, together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power. The delivery of a Subscription Notice by the Warrant Holder shall be deemed a representation by such holder that it is in compliance with this paragraph.

        10. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such

Warrant, the Company at its expense promptly will execute and deliver, in lieu thereof a new Warrant of like tenor.

        11.   SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; CHOICE OF LAW

              (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall he entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

              (b) EACH OF THE COMPANY AND THE WARRANT HOLDER (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF THE COMPANY AND THE WARRANT HOLDER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

              (c) THE COMPANY AND THE WARRANT HOLDER IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY.

              (d) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed entirely within such State.

        12. ENTIRE AGREEMENT; AMENDMENTS. This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement are incorporated into this Warrant and the Warrant Shares and contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

        13. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


              to the Company:

                          Access Beyond, Inc.
                          1300 Quince Orchard Blvd.
                          Gaithersburg, MD 20878
                          Attention:  Chief Financial Officer
                          Facsimile:  (301) 921-9149

              to the Warrant Holder:

                          [_________________________]
                          [_________________________]
                          [_________________________]
                          [_________________________]
                          Attention:  [_________________________]
                          Facsimile:  [_________________________]

              with copies to:

                          [_________________________]
                          [_________________________]
                          [_________________________]
                          [_________________________]
                          Attention:  [_________________________]

                          Facsimile:  [_________________________]


Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days prior written notice of such changed address to the other party hereto.

        14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

        15. ASSIGNMENT. Subject to Section 4B, this Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.


                            [SIGNATURE PAGE FOLLOWS]

Dated:                                ACCESS BEYOND, INC.


                                      By:_______________________________________
                                           Name:
                                           Title:
[CORPORATE SEAL]

Attest:


By:______________________________
     Its

                                      [PURCHASER SIGNATURE BLOCK]


                                      By:_______________________________________


      (SIGNATURE PAGE OF ACCESS BEYOND, INC. COMMON STOCK PURCHASE WARRANT)

                              (SUBSCRIPTION NOTICE)
                            FORM OF WARRANT EXERCISE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

TO:      ACCESS BEYOND, INC.
ATTN:    CHIEF FINANCIAL OFFICER

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

    _____ (A) for, and to purchase thereunder, _______ shares of Common Stock of Access Beyond, Inc., a Delaware corporation (the "COMMON STOCK"), and herewith, or by wire transfer, makes payment of $_________ therefor; or

    _____ (B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder , ______ shares of Common Stock, and herewith makes payment therefor with __________ Surrendered Warrant Shares.

    The undersigned requests that the certificates for such shares be issued in the name of, and

    _____ (A) delivered to ______________ , whose address is ______________; or

    _____ (B) electronically transmitted and credited to the account of
              ______________, undersigned's prime broker (Account No._________) with Depository Trust Company through its Deposit Withdrawal Agent Commission system.


Dated:__________________

                                   _____________________________________________
                                   (Signature must conform to name of holder as specified on the face of the Warrant)

                                   _____________________________________________
                                                   (Address)

                                   Tax Identification Number:___________________

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


For value received, the undersigned hereby sells, assigns, and transfers unto __________ the right represented by the within Warrant to purchase __________ shares of Common Stock of ACCESS BEYOND, INC., a Delaware corporation, to which the within Warrant relates, and appoints Attorney to transfer such right on the books of [_______________], a [__________] corporation, with full power of substitution of premises.


Dated:  ______________

                                   _____________________________________________
                                   (Signature must conform to name of holder as specified on the face of the Warrant)


                                   _____________________________________________
                                                   (Address)


Signed in the presence of:

_________________________________

                                 SCHEDULE 2.1(a)


                              LIST OF SUBSIDIARIES


     As of the date of the Agreement and as of the Initial Closing Date:

     .1.

     .2.

     .3.


     As  of the Subsequent Closing Date:

     .1.

     .2.

     .3.

     .4.

                                 SCHEDULE 2.1(C)


                    SENIORITY OF OUTSTANDING PREFERRED STOCK

                                 SCHEDULE 2.1(f)

                            UPDATES TO SEC DOCUMENTS

                                 SCHEDULE 2.1(m)


                 INTELLECTUAL PROPERTY INFRINGEMENT OF SUPPLIERS

                                  SCHEDULE 2.1(r)


            OUTSTANDING SECURITIES SUBJECT TO REGISTRATION RIGHTS, ETC.

                                 SCHEDULE 2.1(y)


                  UNSATISFIED CLOSING CONDITIONS TO THE MERGER